Exhibit 99.1

Mohegan Sun

Slot Machine Statistical Report

	Slot Handle (1)	Gross Slot Win (2)	Gross Slot Hold Percentage (3)	Slot Win Contribution (4)	Free Promotional Slot Play Contribution (5)	Weighted Average Number of Slot Machines (6)
October-12	$576,540,936	$48,453,564	8.40%	$12,113,391	$—	5695
November-12	592,387,489	49,983,641	8.44%	12,495,910	—	5569
December-12	616,075,474	50,040,861	8.12%	12,510,215	—	5559
January-13	573,125,293	47,079,938	8.21%	11,769,985	—	5550
February-13	550,181,967	45,415,017	8.25%	11,353,754	—	5532
March-13	700,669,432	58,677,350	8.37%	14,669,338	—	5542
April-13	627,501,964	52,646,629	8.39%	13,161,657	—	5533
May-13	655,412,962	54,980,311	8.39%	13,745,078	—	5527
June-13	640,366,639	50,501,686	7.89%	12,625,421	624,957	5530
July-13	673,655,913	54,621,767	8.11%	13,655,442	54,703	5541
August-13	700,399,159	56,353,417	8.05%	14,088,354	271,712	5528
September-13	621,504,820	49,925,454	8.03%	12,481,364	209,416	5530

Fiscal Year 2013	$7,527,822,048	$618,679,635	8.22%	$154,669,909	$1,160,788

October-11	$700,297,584	$58,816,118	8.40%	$14,704,029	$396,307	6315
November-11	669,005,137	54,989,744	8.22%	13,747,436	375,430	6264
December-11	695,067,804	57,008,522	8.20%	14,252,131	331,215	6134
January-12	633,439,033	52,985,713	8.36%	13,246,428	444,497	6116
February-12	667,382,478	55,788,688	8.36%	13,947,172	332,266	6098
March-12	710,860,682	59,282,262	8.34%	14,820,566	520,757	5977
April-12	657,864,028	54,943,016	8.35%	13,735,754	609,093	5972
May-12	672,882,527	55,431,949	8.24%	13,857,987	776,806	5965
June-12	679,291,248	54,848,251	8.07%	13,712,063	901,415	5923
July-12	737,999,087	59,966,753	8.13%	14,991,688	38,636	5917
August-12	687,178,647	56,335,356	8.20%	14,083,839	—	5900
September-12	670,908,879	54,720,324	8.16%	13,680,081	—	5872

Fiscal Year 2012	$8,182,177,134	$675,116,696	8.25%	$168,779,174	$4,726,422

(1)	“Slot Handle” is defined as amounts wagered by patrons on slot machines, including free promotional slot plays.
(2)	“Gross Slot Win,” sometimes referred to as gross slot revenues, is defined as amounts wagered less prizes paid out.
(3)	“Gross Slot Hold Percentage” is defined as the percentage of slot handle that is held by slot machines. Gross slot hold percentage is derived by dividing gross slot win by slot handle.
(4)	“Slot Win Contribution” is defined as the portion of gross slot win that must be paid to the State of Connecticut on a monthly basis. For each 12-month period commencing July 1, 1995, the contribution is the lesser of (a) 30% of gross slot win, or (b) the greater of (i) 25% of gross slot win or (ii) $80.0 million.
(5)	“Free Promotional Slot Play Contribution” is defined as the portion of free promotional slot plays that must be paid to the State of Connecticut on a monthly basis. The contribution was 25% of the value of free promotional slot plays exceeding 5.5% of gross slot win. Effective July 1, 2012, the threshold before contribution payments on free promotional slot plays are required was increased from 5.5% of gross slot win to 11%.
(6)	“Weighted Average Number of Slot Machines” is defined as the weighted average number of slot machines on the casino gaming floor during the monthly period.